AGREEMENT AND PLAN OF MERGER

This agreement and plan of merger (the "Merger Agreement”) is dated as of the 10th day of July, 2013.

BETWEEN:

W.S. INDUSTRIES INC.

a company incorporated under the laws of the State of Nevada, having an executive office at Suite 1120, 470 Granville Street, Vancouver, British Columbia V6C 1V5

(“WS Industries”)

AND:

RIO PLATA EXPLORATION CORPORATION

a company incorporated under the laws of the State of Nevada, having an executive office at Suite 1120, 470 Granville Street, Vancouver, British Columbia V6C 1V5

(“Rio Plata”)

(WS Industries and Rio Plata are hereinafter collectively referred to as the "Constituent Corporations")

WHEREAS:

A.

WS Industries was incorporated on April 5, 2004, and its current authorized capital stock consists of 150,000,000 shares of common stock with a par value of $0.001 per share, of which 36,131,000 are issued and outstanding;

B.

Rio Plata was incorporated on April 19, 2013, and its current authorized capital stock consists of 300,000,000 shares of common stock with a par value of $0.0001 ("Rio Plata Common Stock”), 100 shares of which are issued and outstanding, and 100,000,000 shares of preferred stock, par value $0.0001 per share, of which none are issued and outstanding;

C.

Rio Plata is the wholly owned subsidiary of WS Industries;

D.

The Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of each of the Constituent Corporations that Rio Plata merge with and into WS Industries upon the terms and subject to the conditions set forth in this Merger Agreement; and

E.

The Boards of Directors of the Constituent Corporations have each approved this Merger Agreement.

NOW THEREFORE the parties do hereby adopt the plan of merger set forth in this Merger Agreement and do hereby agree that Rio Plata shall merge with and into WS Industries on the following terms, conditions and other provisions:

1.

Merger and Effective Time.  At the Effective Time (as defined below), Rio Plata shall be merged with and into WS Industries in accordance with the applicable laws of the State of Nevada (the "Merger"), and WS Industries shall be the surviving corporation of the Merger (the "Surviving Corporation").  The Merger shall become effective upon the close of business on the date when Articles of Merger, in substantially the form attached to this Merger Agreement as Appendix A, are filed and declared effective by the Nevada Secretary of State (the "Effective Time").

2.

Effect of Merger.  At the Effective Time, the separate corporate existence of Rio Plata shall cease; the corporate identity, existence, powers, rights and immunities of WS Industries as the Surviving Corporation shall continue unimpaired by the Merger; and WS Industries shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of Rio Plata, all without further act or deed.

3.

Governing Documents.  At the Effective Time, the Articles of Incorporation of WS Industries in effect immediately prior to the Effective Time and the Bylaws of WS Industries in effect immediately prior to the Effective Time shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation, except that Article 1 of the Articles of Incorporation of the Surviving Corporation shall be amended to state that the name of the Surviving Corporation shall be “Silver Stream Mining Corp.”

4.

Directors and Officers.  At the Effective Time, the directors of WS Industries shall be the directors of the Surviving Corporation, and the officers of WS Industries shall be the officers (holding the same offices) of the Surviving Corporation, and after the Effective Time shall serve in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

5.

Cancellation of Rio Plata Common Stock.  At the Effective Time, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their stockholders, each issued and outstanding share of Rio Plata Common Stock shall be cancelled.

6.

Further Assurances.  From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Rio Plata such deeds and other instruments, and there shall be taken or caused to be taken by it all such further action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, on record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Rio Plata, and otherwise to carry out the purposes of this Merger Agreement.  The officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of Rio Plata, or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing.

7.

Abandonment.  At any time before the Effective Time, this Merger Agreement may be terminated and the Merger abandoned by the Board of Directors of WS Industries or Rio Plata.

8.

Amendment.  At any time before the Effective Time, this Merger Agreement may be amended, modified or supplemented by the Boards of Directors of the Constituent Corporations.

9.

Tax-Free Reorganization.  The Merger is intended to be a tax-free plan of reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

10.

Governing Law.  This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without reference to its principles of conflicts of law or choice of laws.

11.

Counterparts.  In order to facilitate the filing and recording of this Merger Agreement, it may be executed by facsimile or email and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this Merger Agreement to be duly executed on the date set forth above.

W.S. INDUSTRIES, INC.

RIO PLATA EXPLORATION CORPORATION

/s/ Robert Bell

________________________________

__________/s/ Robert Bell___________________

Robert Bell

Robert Bell

President

President

APPENDIX A

Articles of Merger

ARTICLES OF MERGER

OF

W.S. INDUSTRIES, INC.

WITH AND INTO

RIO PLATA EXPLORATION CORPORATION

Pursuant to Chapter 92A of the Nevada Revised Statutes of the State of Nevada (the “NRS”), the undersigned corporation does hereby certify that:

FIRST: The name and jurisdiction of incorporation of each of the constituent corporations of the merger (the “Constituent Corporations”) is as follows:

Name	Jurisdiction

W.S. Industries, Inc..	Nevada
Rio Plata Exploration Corporation	Nevada

SECOND: An Agreement and Plan of Merger (the “Merger Agreement”), dated as of July10, 2013, between W.S. Industries Inc.(“W.S. Industries”), a Nevada corporation, and Rio Plata Exploration Corporation (“Rio Plata”), a wholly owned subsidiary of W.S. Industries, setting forth the terms and conditions of the merger of Rio Plata with and into W.S. Industries (the “Merger”), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Chapter 92A of the NRS.

THIRD: The name of the corporation surviving the Merger is W.S. Industries, Inc. (the “Surviving Corporation”).

FOURTH: The Articles of Incorporation of the Surviving Corporation are amended to read as set forth in Exhibit A hereto.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, which is Suite 1120, 470 Granville Street, Vancouver, British Columbia V6C 1V5 Canada.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

SEVENTH: These Articles of Merger, and the Merger provided for herein, shall be effective upon the filing of these Articles of Merger with the Secretary of State of the State of Nevada.

IN WITNESS WHEREOF, the Surviving Corporation has caused these Articles of Merger to be executed by its duly authorized officer this 10th day of July, 2013.

W.S. INDUSTRIES, INC.

By:	/s/ Robert Bell
Name:	Robert Bell
Title:	President

Exhibit A

AMENDED ARTICLES OF INCORPORATION

OF

W.S. INDUSTRIES, INC.

(a Nevada corporation)

I.

The name of this corporation is Silver Stream Mining Corp.